1. in case you vote electronically on www.proxyvote.com, please send an e-mail to rits@broadridge.com with, in attachment, the present accompanying supplement duly filled out with your selected option, and in addition, if you select option 2 or option 3 (B), duly populated with the relevant details of your proxy; or 2. in case you vote by mail, please mail back the present accompanying supplement, duly filled out with your selected option and in addition, if you select option 2 or option 3 (B), duly populated with the relevant details of your proxy. If (i) you do not mark one of the four options below, or (ii) you mark more than one option below, or (iii) you select option 2 or option 3 (B) but do not duly populate the relevant details of your proxy, or (iv) you do not return this accompanying supplement with your Proxy Card, your vote will by default be counted as submitted pursuant to option 3 (A). ☐ Option 1: Proxy voting representative appointed by the Company I herewith grant a power of attorney to Mr. Tom Einar Jensen, Executive Chairman of the Company, whom failing Mr. Birger Steen, director of the Company, whom failing Ms. Lori A. Papp, Chief Accounting Officer of the Company, whom failing Mr. Are Lysnes Brautaset, Chief Legal Officer of the Company, who are the Company’s designated proxies, each with full power of substitution, to represent me at the Extraordinary General Meeting and to execute my voting rights with respect to the proposed agenda items of the Extraordinary General Meeting in my name and on my behalf in the manner described in the Proxy Card. If amendments to resolutions or new resolutions are presented at the Extraordinary General Meeting, I irrevocably give power to the Company’s designated proxies to represent me, and to vote in my name and as he/she deems fit with respect to the amended or new resolution, unless I mark the box “I abstain”: ☐ I abstain. ☐ Option 2: Proxy voting representative appointed by the shareholder I herewith authorize [in case of a natural person: [Mr./Ms.] ______________________________, born on ______________ , in ________________ , residing at _______________________]/[in case of a legal person: ______________________________, having its registered office at ______________________________, registration authority and number ______________________________________, represented by ______________________________], to be my proxy during the Extraordinary General Meeting and to execute my voting rights in my name and on my behalf in the manner described in the Proxy Card. All proxies that do not contain a statement of the name of the person to whom the proxy is granted shall be deemed severally and successively granted to Company’s designated proxies. If amendments to resolutions or new resolutions are presented at the Extraordinary General Meeting, I irrevocably give power to said proxy to represent me and to vote in my name and as he/she deems fit with respect to the amended or new resolution, unless I mark the box “I abstain”: ☐ I abstain. ☐ Option 3 (A): Voting by voting instruction / Proxy voting representative appointed by the Company I hereby submit my votes to the resolutions with respect to the proposed agenda items as per my voting instruction described in the Proxy Card. If amendments to resolutions or new resolutions are presented at the Extraordinary General Meeting, I irrevocably give power to the Company’s designated proxies to represent me, to vote in my name and as he/she deems fit with respect to the amended or new resolution, unless I mark the box “I abstain”: ☐ I abstain. ☐ Option 3 (B): Voting by voting instruction / Proxy voting representative appointed by the shareholder I hereby submit my votes to the resolutions with respect to the proposed agenda items as per my voting instruction described in the Proxy Card. If amendments to resolutions or new resolutions are presented at the Extraordinary General Meeting, I irrevocably give power to [in case of a natural person: [Mr./Ms.] ______________________________, born on ______________ , in ________________, residing at _______________________]/[in case of a legal person: ______________________________, having its registered office at ______________________________, registration authority and number ______________________________________, represented by ______________________________], to represent me, to vote in my name and as he/she deems fit with respect to the amended or new resolution, unless I mark the box “I abstain”: ☐ I abstain. All proxies that do not contain a statement of the name of the person to whom the proxy is granted shall be deemed severally and successively granted to Company’s designated proxies. ACCOMPANYING SUPPLEMENT TO THE CONVENING NOTICE FOR REGISTERED SHAREHOLDERS Please choose one of the four options below by ticking the corresponding box below. Only one option may be selected. Additionally to your choice marked in the Proxy Card: Exhibit 99.5